                                                                   Exhibit 99.1

                 COMMUNITY NATIONAL BANCORPORATION SHAREHOLDERS
                           APPROVE SALE OF SUBSIDIARY

ASHBURN, Georgia, July 24, 2003 - Community National Bancorporation (OTCBB:CBAC) announced today that on July 24, 2003, its shareholders have approved at a special meeting the Agreement and Plan of Reorganization dated May 30, 2003, as amended June 27, 2003, among Community National Bancorporation, Cumberland National Bank, Liberty Shares, Inc. and The Heritage Bank, and the pending sale of its Cumberland National Bank subsidiary to Liberty Shares, Inc. pursuant thereto. Completion of the sale remains subject to obtaining all necessary regulatory approvals and satisfying other closing conditions.

                           FORWARD LOOKING STATEMENTS

         This press release includes forward-looking statements regarding the plans and objectives of Community National Bancorporation and Cumberland National Bank leading up to and following the proposed sale of Cumberland to Liberty Shares, Inc., the pursuit and receipt of regulatory approvals related to the proposed sale, the satisfaction of other conditions related to the proposed sale, and other related matters. Also, statements that use the words "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "possible," "subject," "project," "should," "will," or similar expressions, are intended to identify forward-looking statements. Such forward-looking statements are not a guarantee of future results and involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of risks and uncertainties described in Community National Bancorporation's definitive proxy statement dated June 23, 2003, as filed with the Securities and Exchange Commission on June 23, 2003. Community National Bancorporation and Cumberland National Bank do not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.


                                      -30-